EXHIBIT (p)(ii)

                              AMENDED AND RESTATED
                            ADVISOR'S CODE OF ETHICS
                                       FOR
                        GARDNER LEWIS ASSET MANAGEMENT LP

                              DATED MARCH 24, 2004

         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Act"), the following Code of Ethics is adopted by Gardner Lewis Asset Management LP, (the "Advisor"), a registered investment advisor and a Massachusetts corporation. The Advisor provides investment advisory services for The Chesapeake Aggressive Growth Fund, The Chesapeake Growth Fund and The Chesapeake Core Growth Fund (each a "Fund" and collectively, the "Funds"), each a series of the Gardner Lewis Investment Trust ("Trust").

         This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined below) of the Advisor reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

I.       DEFINITIONS

         A. "Access Person" means any director, trustee, officer, general partner, managing member, or Advisory Person (as defined below) of the Advisor.

         B.       "Advisory Person" means (1) any employee of the Advisor
                  (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code of Ethics) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund. This term includes any Portfolio Manager or Investment Personnel (as defined below). A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

                  (1) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

                  (2) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

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         C.       "Beneficial Ownership" shall be interpreted in the same
                  manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of a person's immediate family sharing the same household; provided, however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         D. "Client" means each investment advisory client of the Advisor including, without limitation, the Funds.

         E. "Compliance Officer" means, with respect to the Advisor, that person recommended by the Advisor and appoint and designated by the Trust's Board of Trustees as the "Compliance Officer" with respect to the Advisor. The Compliance Officer shall: (a) approve transactions, receive reports and otherwise monitor compliance with this Code of Ethics and the Trust's Code of Ethics, as herein after defined, with respect to all Access Persons; (b) report at least quarterly to the Review Officer all violations of this Code of Ethics or the Trust's Code of Ethics that occurred during the past quarter; (c) report at least annually to the Board of Trustees the information listed in Section VI.D. below; and (d) perform such other duties as set forth herein.

         F.       "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

         G.       "Covered Security" shall have the meaning set forth in
                  Section 2(a)(36) of the Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes (i) any separate security,


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                  which is convertible into or exchangeable for, or which
                  confers a right to purchase such security; and (ii) shares of the Funds. A Covered Security does not include: (a) direct obligations of the Government of the United States,
                  (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies other than the Funds, or (d) such other securities as may be excepted under the provisions of Rule 17j-1.

         H. "Investment Personnel" means: (1) any employee of the Advisor (or any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund and such term includes any Portfolio Manager (defined below); and (2) any natural person who controls the Advisor or the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         I. "Non-Covered Security" shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies other than the Funds, or (d) other securities as may be excepted under the provisions of Rule 17j-1

         J. "Portfolio Manager" means an employee of the Advisor who is primarily responsible for the day-to-day management of a Fund's portfolio.

         K. "Purchase or sale" for purposes of this Code of Ethics and each Appendix thereto includes, among other things, the writing of an option to purchase or sell a security.

         L. "Review Officer" means the Trust Review Officer with respect to the Trust's Code of Ethics.

         M. "Trust's Code of Ethics" means that certain code of ethics of the Trust, as amended from time to time.

         N. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         N. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration,


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                  was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         O. A "security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is or has been considered by the Advisor or the Funds for purchase by the Funds; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

II.      LEGAL REQUIREMENT

         Rule 17j-l under the Investment Company Act of 1940 makes it unlawful for the Advisor, as investment advisor of the Fund, or any affiliated person of the Advisor in connection with the purchase and sale by such person of a security held or to be acquired by the Fund:

         A.       To employ any device, scheme or artifice to defraud the Fund;

         B. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         D. To engage in any manipulative practice with respect to the Fund.

         To assure compliance with these restrictions, the Advisor adopts and agrees to be governed by the provisions contained in this Code of Ethics.

III.     GENERAL PRINCIPLES

         The Advisor and each of its Access Persons shall be governed by the following principles:

         A. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above;

         B. The interests of the Fund and its shareholders are paramount and come before the interests of any Access Person or employee of the Advisor;

         C. Personal investing activities of all Access Persons shall be conducted consistent with the Code of Ethics and in a manner that shall avoid actual or potential conflicts of interest with the Fund and its shareholders or any abuse of an individual's position of trust and responsibility; and


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         D.       Investment Personnel shall not use such positions, or any
                  investment opportunities presented by virtue of such positions, to the detriment of the Fund and its shareholders.


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IV.      SUBSTANTIVE RESTRICTIONS

         A. Blackout Periods. The price paid or received by the Fund for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

                  (1) No Access Person shall enter an order for the purchase or sale of a Covered Security on the day during which a Client has a pending buy or sell order in that same security until after the Client's order is executed or withdrawn;

                  (2) No Investment Personnel may buy or sell a Covered Security, unless the Compliance Officer determines that it is clear that, in view of the nature of the investment and the market for such investment, the order of the Investment Personnel will not affect the price paid or received by the Client or otherwise result in an inappropriate advantage to the Investment Personnel; and

         B. Disclosure of Interested Transactions. No Access Person shall recommend any transactions with respect to a Covered Security by any Fund of the Trust without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

                  (1) any direct or indirect Beneficial Ownership of any Covered Securities of such issuer;

                  (2) any contemplated transaction by such Access Person in such Covered Securities;

                  (3) any position with the issuer of the Covered Securities or its affiliates; and

                  (4) any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

         C. Initial Public Offerings ("IPOs"). No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Compliance Officer, which Compliance Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund


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                  (who have no personal interest in the issuer involved in the
                  IPO), that the Trust or the relevant Fund has no foreseeable interest in purchasing such security. Records of such approvals by the Compliance Officer and the reasons supporting those decisions must be kept as required in
                  Section VII.

         D. Limited Offerings. No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of the applicable Compliance Officer of the Advisor, which Compliance Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the private placement), that the Trust or the relevant Fund has no foreseeable interest in purchasing such security. Records of such approvals by the Compliance Officer and the reasons supporting those decisions must be kept as required in
                  Section VII.

         E. Acceptance of Gifts. Investment Personnel must not accept gifts of more than a de minimus value (currently $100 or less) from any entity doing business with or on behalf of the Fund or the Advisor, unless pre-approved by the Compliance Officer.

         F. Service on Boards. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

         G. Exemptions. The restrictions of this Section IV shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

                  (1) purchases, sales or other transactions effected in any account over which such person has no direct or indirect influence or control;

                  (2) purchases that are part of an automatic dividend reinvestment plan;

                  (3) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;


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                  (4)      any fixed income securities transactions, or series
                           of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by any Fund.

V.       PROCEDURES


         A. Reporting. In order to provide the Advisor with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its Access Persons, each Access Person of the Advisor shall submit the following reports in the forms or substantially similar to the forms attached hereto as Exhibits A-D to the Compliance Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in Section IV.G.(1) above:

                  (1) Initial Holdings Report. On the form provided in Exhibit A (or similar form) every Access Person must report to the Compliance Officer no later than 10 days after that person becomes an Access Person, the following information:

                           (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                           (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                           (c) the date that the report is submitted by the Access Person.

                  (2) Quarterly Reports. Quarterly securities transaction reports, on each of the forms provided in Exhibits B and C (or similar forms) shall be made by every Access Person no later than 10 days after the end of each calendar quarter. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 10 days after the end of each calendar quarter and/or information contained in Gardner Lewis Asset Management LP's records. The forms shall contain the following information:


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                           (a)      with respect to any transaction during the
                                    quarter in a Covered Security in which the Access Person has a direct or indirect Beneficial Ownership, the following information is required to be provided on the form in Exhibit B (or similar form):

                                    (i)     the date of the transaction, the
                                            title, the interest rate and
                                            maturity date (if applicable), the
                                            number of shares, and the principal
                                            amount of each Covered Security in
                                            which the Access Person had any
                                            direct or indirect Beneficial
                                            Ownership;

                                    (ii)    the nature of the transaction (i.e.,
                                            purchase, sale or any other type
                                            of acquisition or disposition);

                                    (iii)   the price of the Covered Security at
                                            which the transaction was effected;

                                    (iv)    the name of the broker, dealer, or
                                            bank with or through whom the
                                            transaction was effected;

                                    (v)     the date that the report is
                                            submitted by the Access Person; and

                           (b) with respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information is required to be provided on the form in Exhibit C (or similar form):

                                    (i).    the name of the broker, dealer or
                                            bank with whom the Access Person
                                            established the account;

                                    (ii)    the date the account was
                                            established; and

                                    (iii).  the date the report is submitted by
                                            the Access Person.

                  (3) Annual Reports. Every Access Person must annually report to the Compliance Officer on the form provided in Exhibit D (or similar form), no later than 30 days after the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                           (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;


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                           (b)      the name of any broker, dealer or bank with
                                    whom the Access Person maintains an account in which any securities, including Covered Securities, are held for the direct or indirect benefit of the Access Person; and

                           (c) the date that the report is submitted by the Access Person.

         B. Duplicate Copies. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person:

                  (1) duplicate copies of the broker's trade confirmation covering each transaction in securities in such account; and

                  (2) copies of periodic statements with respect to the account;

                  provided, however, that such duplicate copies need not be filed for transactions involving Non-Covered Securities. This requirement also may be waived by the Compliance Officer in certain situations when the Compliance Officer determines that duplicate copies are unnecessary.

                  A Form of Brokerage Letter is attached to this Code of Ethics as Exhibit E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete and send a brokerage letter similar to Exhibit E annually to each brokerage maintaining an account on behalf of the Access Person.

         C. Notification; Annual Certification. The Compliance Officer (or his or her delegate) shall notify each Access Person of the Advisor who may be required to make reports pursuant to this Code of Ethics, that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person. The Compliance Officer shall annually obtain written assurances in the form attached hereto as Exhibit F (or similar form) from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

         D. Disclaimer of Beneficial Ownership. Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

VI.      REVIEW AND ENFORCEMENT


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         A.       Review.

                  (1) The Compliance Officer (or his or her delegate) shall from time to time review the reported personal securities transactions of Access Persons for compliance with the requirements of this Code of Ethics.

                  (2) If the Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

         B.       Enforcement.

                  (1) If any violation of this Code of Ethics is determined to have occurred, the Compliance Officer (or the Board of Directors of the Advisor, if they so choose) may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Fund for the benefit of its shareholders or given to a charity, as the Compliance Officer (or Board of Directors of the Advisor) shall determine is appropriate.

                  (2) If the Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation and any enforcement action taken to the Chairman of the Board of Directors of the Advisor and either the Trust's Review Officer or the Chairman of the Trust's Board of Trustees.

                  (3) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

         C. Reporting to the Trust's Review Officer. At least quarterly, the Compliance Officer (or his or her delegate) shall furnish the Trust's Review Officer with a


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                  report with respect to any violations of this Code of
                  Ethics or the Trust's Code of Ethics, any procedures or sanctions imposed in response to the violations and such other information as may be requested by the Trust's Review Officer.

         D. Reporting to Board. At least annually, the Advisor shall furnish to the Trust's Board of Trustees a written report that:

                  (1) Describes any issues arising under the Code of Ethics or procedures since the last report to the Trust's Board of Trustees, including, but not limited to, information about any violations of the Code of Ethics or procedures and sanctions imposed in response to the violations; and

                  (2) Certifies in the form provided in Exhibit G (or a similar form) that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII.     RECORDS

         The Advisor shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or the Trust's Board of Trustees.


         A. A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

         B. A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         C. A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved by the Advisor for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         D. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

         E. A copy of each report under Section V.C of this Code of Ethics to the Trust's Board of Trustees shall be preserved by the Advisor for at least five years after


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                  the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         F. The Advisor shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section IV.C and D of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

         G.       Any other information as may be required by Rule 17j-1(f).


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VIII.    CONFIDENTIALITY

         All reports of securities transactions and any other information filed with the Advisor pursuant to this Code of Ethics, shall be treated as confidential, except that the same may be disclosed to the Board of Directors of the Advisor, the Trust's Board of Trustees, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

IX.      AMENDMENT


         The Board of Directors of the Advisor may from time to time amend this Code of Ethics, and/or adopt such interpretations of this Code of Ethics as it deems appropriate provided, however, the Trust's Board of Trustees, including a majority of the Disinterested Trustees (as defined in the Trust's Code of Ethics) must approve any material change to this Code of Ethics within six (6) months after adoption of the material change to this Code of Ethics.


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          ADDENDUM TO THE GARDNER LEWIS ASSET MANAGEMENT CODE OF ETHICS

                      INSIDER TRADING POLICY AND PROCEDURES

         1. Each of the entities covered by this Policy forbids any Covered Person from trading, either for his or her personal account or on behalf of others (including mutual funds and private accounts managed by the Manager), while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as "insider trading."

                  A. The Policy extends to each Covered Person's activities within and outside their duties at each of the entities covered by this Code. Each Covered Person must read and retain this statement.

                  B. Failure to comply with these procedures may cause a Covered Person to be subject to disciplinary action, even if the Insider Trading and Securities Fraud Enforcement Act of 1988 or other securities law provisions have not been found specifically to have been violated.

         2. The Policy recognizes that the term "insider trading" (i) is not defined in the federal securities laws, and (ii) generally is used to refer to trading while in possession of material nonpublic information (whether or not one is an "insider") and/or to communications of material nonpublic information to others. The law in this area is not static, but is generally understood to prohibit, among other things:

                  A. trading by an insider while in possession of material nonpublic information;

                  B. trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

                  C. trading while in possession of material nonpublic information concerning a tender offer (as detailed in Rule 14e-3 under the Securities Exchange Act of
                           1934); and

                  D. wrongfully communicating, or "tipping," material nonpublic information to others.

         3. As a general guide for Covered Persons, components of what amounts to "insider trading" are defined below:

                  A. Who is an insider? The concept of "insider" is broad. It includes officers, directors, trustees, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of those organizations. In addition, the Manager may become a temporary insider of a company for which it provides investment advice. According to the U.S. Supreme Court, for someone to be considered a temporary insider or insider by the company, the company must expect the outsider to keep the nonpublic information that has been disclosed to the outsider confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

                  B. What is material information? Trading on information is not a basis for liability unless the information is material. Information generally is considered "material" if:

                           (a) there is a substantial likelihood that a
                               reasonable investor would consider the
                               information important in making an investment decision; or

                           (b) the information is reasonably certain to have a
                               substantial effect on the price of a company's securities.

                           Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates not previously disseminated, material changes in previously-released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                           Material information does not have to relate to a company's business. For example, in Carpenter v. United States, 484 U.S. 19 (1987), the U.S. Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the newspaper and whether or not those reports would be favorable.

                  C. What is nonpublic information? Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, on Bloomberg or in other publications of general circulation ordinarily would be considered public. Further, in certain circumstances, information disseminated to certain segments of the investment community may be deemed "public;" for example, research communicated through institutional information dissemination services such as First Call. (However, the fact that research has been disseminated through such a service does not automatically mean that it is public.) The amount of time since the information was first disseminated ordinarily is a factor regarding whether the information is considered public.

                  D. Bases for liability. Described below are circumstances under which a person or entity (including an investment advisor and its employees) may be deemed to have traded on inside information, and prohibitions applicable, in particular to investment advisors.

                          (a) Fiduciary duty theory. In 1980 the U.S. Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises where there is a fiduciary relationship between the parties to the transaction; in such case, one party has a right to expect that the other party will not disclose any material nonpublic information and will refrain from trading. Chiarella v. United States, 445 U.S. 22 (1980).

                                   Insiders such as employees of an issuer are ordinarily considered to have a fiduciary duty to the issuer and its shareholders. In Dirks v. SEC, 463 U.S. 646 (1983), the U.S.
                                   Supreme Court stated alternative theories by which such fiduciary duties are imposed on non-insiders: they can enter into a confidential relationship with the company as, among other things, attorneys and accountants ("temporary insiders," as described above), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider or temporary insider who has violated his or her fiduciary duty to the company's shareholders.

                                   In the "tippee" situation, a breach of duty occurs only if the insider or temporary insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be of a financial nature, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

                           (b) Misappropriation theory. Another basis for insider trading liability is the "misappropriation theory." Under this theory, liability is established when trading occurs based on material nonpublic information that was stolen or misappropriated from another person. In United States v. O'Hagan (1997), the U.S. Supreme Court upheld this theory of liability in a case involving an attorney who traded on information learned from his law firm about an impending takeover of one of the firm's clients. As this case illustrates, the misappropriation theory can be used to reach an individual who knowingly trades on the basis of confidential information obtained from the individual's employer or the employer's agents even though there is no fiduciary relationship between the parties in question.

                  E. Penalties for insider trading. Penalties for insider trading are severe both for the individuals involved as well as for their employers. A person can be subject to some or all of the penalties listed below, even if he or she does not personally benefit from the violation. Penalties include:

                           (a)    jail sentences

                           (b)    civil injunctions

                           (c)    civil treble damages

                           (d)    disgorgement of profits

                           (e) criminal fines of up to three times the profit gained or loss avoided, whether or not the person actually benefit, and

                           (f) fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

                                  1.    Investment advisors and broker-dealers
                                        may be subject to substantial monetary
                                        penalties for a failure to supervise, if their personnel engage in insider trading. In connection with this violation, the SEC or other regulatory authority must establish that the firm either:

                                        (a)       "knew or recklessly
                                                  disregarded" evidence that an
                                                  officer, employee or other
                                                  "controlled person" was
                                                  likely to engage in insider
                                                  trading and failed to take
                                                  appropriate steps to prevent
                                                  it; or

                                        (b)       knowingly or reckless failed
                                                  to establish written policies
                                                  and procedures designed to
                                                  prevent insider trading, and
                                                  such failures substantially
                                                  contributed to or permitted
                                                  the occurrence of the
                                                  violation.

                                  2.    In this regard, Section 204A of the
                                        Advisers Act requires investment
                                        advisors to (a) establish, and (b)
                                        enforce written supervisory procedures
                                        "reasonably designed" (taking into
                                        account the nature of the investment
                                        advisor's business) to prevent trading
                                        on material, nonpublic information by
                                        the advisor and its employees. Unless
                                        both (a) and (b) are complied with, the
                                        advisor may be subject to monetary
                                        penalties.

                           In addition, any violation of this Policy should be expected to result in serious sanctions against the Covered Person, including dismissal. Each Covered Person represents compliance with this Policy when signing their quarterly Personal Securities Transactions and Insider Trading Policy acknowledgment form.

                                    EXHIBIT A

                        GARDNER LEWIS ASSET MANAGEMENT LP


                             INITIAL HOLDINGS REPORT

To the Compliance Officer:

         As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Gardner Lewis Asset Management LP's Code of Ethics:

--------------------------------------------------------------------------------
                                                                BROKER/DEALER OR
                                  NO. OF    PRINCIPAL              BANK WHERE
     SECURITY OR ACCOUNT NAME*    SHARES     AMOUNT              ACCOUNT IS HELD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

* All accounts must be listed (including Non-Covered Securities).

         This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________        Signature:  _________________________

                                           Print Name: _________________________

                                    EXHIBIT B

                        GARDNER LEWIS ASSET MANAGEMENT LP


                          SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended: ________________________
                                  (mo./day/yr.)

To the Compliance Officer:

         During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Gardner Lewis Asset Management LP's Code of Ethics:

-------------------------------------------------------------------------------------------------------------------
                                                                                                       BROKER/
                                                                             NATURE OF                 DEALER OR
            SECURITY                                         PRINCIPAL      TRANSACTION              BANK THROUGH
(INCLUDING INTEREST AND MATURITY     DATE OF      NO. OF      AMOUNT OF      (PURCHASE,                  WHOM
          DATE, IF ANY)           TRANSACTION     SHARES     TRANSACTION    SALE, OTHER)    PRICE      EFFECTED
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________         Signature:  ________________________

                                            Print Name: ________________________

                                    EXHIBIT C

                        GARDNER LEWIS ASSET MANAGEMENT LP


                          ACCOUNT ESTABLISHMENT REPORT

For the Calendar Quarter Ended: ______________________
                                     (mo./day/yr.)

To the Compliance Officer:

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to Gardner Lewis Asset Management LP's Code of Ethics:

-----------------------------------------------------------------------
                  BROKER/DEALER OR                       DATE
                    BANK WHERE
                    ACCOUNT WAS                       ACCOUNT WAS
                    ESTABLISHED                       ESTABLISHED
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------



Date:  ____________________________          Signature:  _______________________

                                             Print Name: _______________________

                                    EXHIBIT D

                        GARDNER LEWIS ASSET MANAGEMENT LP


                             ANNUAL HOLDINGS REPORT

To the Compliance Officer:

         As of December 31, ______, I held the following positions in securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Gardner Lewis Asset Management LP's Code of Ethics:

--------------------------------------------------------------------------------
                                                              BROKER/DEALER OR
  SECURITY OR ACCOUNT NAME*       NO. OF    PRINCIPAL            BANK WHERE
                                  SHARES     AMOUNT            ACCOUNT IS HELD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

* All accounts must be listed (including Non-Covered Securities).

         This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________          Signature:  _______________________

                                             Print Name: _______________________

                                    EXHIBIT E

                            FORM OF BROKERAGE LETTER

[Date]
[Broker Name]
[Address]

RE:      ACCOUNT NO. ________________________ ACCOUNT NAME _____________________
Dear [Name]

As of [Date], please send to [ ], a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account. Please mail the confirmations and account statements to:

                           [  ]
                           [  ]
                           [  ]
                           Attention: Compliance Officer

Thank you for your prompt attention to this matter.
Sincerely,


[Name]
cc: Compliance Officer

                                    EXHIBIT F

                        ANNUAL CERTIFICATE OF COMPLIANCE

                  AMENDED AND RESTATED ADVISOR'S CODE OF ETHICS
                      FOR GARDNER LEWIS ASSET MANAGEMENT LP

-------------------------
Name (please print)

         This is to certify that the attached Code of Ethics and the Insider Trading Policy addendum was distributed to me. I have read and understand the Code of Ethics, and I understand my obligations thereunder. I certify that I have complied with the Code of Ethics during the course of my association with Gardner Lewis Asset Management LP, and that I will continue to do so in the future. Moreover, I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

         I understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

-------------------------------------
Signature

-------------------------------------
Date

                                    EXHIBIT G

                             ANNUAL CERTIFICATION OF
                        GARDNER LEWIS ASSET MANAGEMENT LP

         The undersigned hereby certifies on behalf of Gardner Lewis Asset Management LP to the Board of Trustees of Gardner Lewis Investment Trust pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section VI.C(2) of Gardner Lewis Asset Management LP's Code of Ethics, that Gardner Lewis Asset Management LP has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code of Ethics.




Date:  ______________________               ____________________________________
                                                     Compliance Officer